UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2019 (December 31, 2018)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information in Item 8.01 below with respect to the Limited Partnership Agreement is incorporated into this Item 1.01 by reference.

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information in Item 8.01 below with respect to the closing of the transaction pursuant to the Purchase Agreement is incorporated into this Item 2.01 by reference.

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

The information in Item 8.01 below with respect to the potential future issuance of OP Units (and potential future exchange thereof for shares of the Company’s common stock) is incorporated into this Item 3.02 by reference. The issuance of OP Units (and potential future exchange thereof for shares of the Company’s common stock) will be consummated without registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration in Section 4(a)(2) thereof for transactions not involving any public offering. No sales commission or other consideration will be paid in connection with any such sale. The number of OP Units that may be issued (and the number of shares of common stock for which OP Units may be exchanged), which would be based on the market price of a share of the Company’s common stock at the time of issuance, is not currently determinable, but is expected to be less than one percent of the number of the OP Units of the Operating Partnership and the Company’s common stock, respectively.

The Company has elected to report early the potential private placement of any such OP Units and of its common stock (in relation to the aforementioned issuance) that may occur if the holder elects to receive OP units or exchanges OP Units for shares of common stock, as described below.

ITEM 8.01	OTHER EVENTS.

On December 31, 2018 (the “Closing Date”), Ryman Hospitality Properties, Inc., a Delaware corporation (“Company” or “Ryman”) and certain subsidiaries completed the previously announced purchase of additional interests in the joint ventures that own the Gaylord Rockies Resort & Convention Center near Denver, Colorado (“Gaylord Rockies joint venture”), pursuant to a Purchase Agreement (the “Purchase Agreement”), dated as of September 13, 2018, by and among the Company, Aurora Convention Center Hotel Partners, LLC (“Seller”), AREG Aurora CCH, LLC (“AREG”), and RIDA Aurora LLC (“RIDA Member” and together with Seller and AREG and their affiliates, “Seller Affiliates”). The purchase price paid by Ryman was approximately $235 million, funded with cash on hand and borrowings under Ryman’s revolving credit facility. Upon the closing of the transactions contemplated by the Purchase Agreement, the ownership of the Gaylord Rockies joint venture is as follows: Ryman owns approximately 61.2% and RIDA Member, another affiliate of RIDA Development Corp., and the other Seller Affiliates own approximately 38.8%.

Ryman expects to consolidate the financial results of the Gaylord Rockies joint venture for accounting purposes, with the other owners’ interests reflected as noncontrolling interests. The Company anticipates that, as a result of its completion of the transaction increasing its ownership interests in the Gaylord Rockies joint venture, it will recognize a gain related to its pre-existing equity method investment. The Company is evaluating the overall accounting impact of the transaction, and the full impact has not yet been determined.

On the Closing Date, the Company amended the Purchase Agreement (the “Amendment”) to provide for a Second Closing Date (as defined in the Purchase Agreement) during July 2019. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. On the Second Closing Date, Ryman expects to acquire an additional 0.9% interest in the Gaylord Rockies joint venture.

On the Closing Date and in connection with the closing of the Purchase Agreement, the Company amended and restated the agreement of limited partnership (the “Limited Partnership Agreement”) of RHP Hotel Properties, LP, the Company’s operating partnership (the “Operating Partnership”), by and between the Company and RHP Partner, LLC, the general partner of the Operating Partnership. The Operating Partnership is structured to make distributions with respect to units of limited partnership interest (“OP Units”) that will be equivalent to the distributions made to the Company’s common stockholders. The Limited Partnership Agreement permits limited partners in the

Operating Partnership to redeem their OP Units for cash or shares of the Company’s common stock (which may be at the Company’s election) on a one-for-one basis (in a taxable transaction) beginning one year (or any other specified period) after the date of issuance. The Company is the sole limited partner of the Operating Partnership and currently owns approximately 99.5% of the OP Units in the Operating Partnership. Except as otherwise expressly provided in the Limited Partnership Agreement, the Company’s subsidiary, RHP Partner, LLC, as the sole general partner, has exclusive power to manage and conduct the business of the Operating Partnership, and the general partner, as of the date hereof, owns all of the remaining interests in the Operating Partnership.

The foregoing description of the Limited Partnership Agreement is qualified in its entirety by reference to the Limited Partnership Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On the Closing Date and in connection with the closing of the Purchase Agreement, the parties amended and restated the joint venture agreements of the Gaylord Rockies joint venture to include the following terms:

Management. A subsidiary of the Company is the managing member and will be responsible for day-to-day management of the Gaylord Rockies joint venture, subject to the participation of RIDA Member as co-managing member with respect to governmental relations and certain capital expenditure projects. Designated major decisions are to be approved by a committee consisting of two individuals designated by Ryman and two individuals designated by RIDA Member. Major decisions include such matters as refinancings that do not meet established parameters, future expansions of the hotel, transactions with affiliates, selling the hotel, and admitting additional members of the Gaylord Rockies joint venture. If Ryman and RIDA Member do not agree on a designated major decision, an arbitration procedure or a buy-sell procedure may apply (including with respect to an impasse on a decision with respect to a proposed merger or sale of the hotel).

Capital and Cash Distributions. The members are obligated to contribute capital to the Gaylord Rockies joint venture and generally will be entitled to distributions of cash amounts on a quarterly basis. Members that do not comply with capital contribution requirements may be subject to dilution of their equity and other remedies.

Seller Affiliate Rights. Seller Affiliates other than RIDA Member have no material rights other than protection relating to tax matters as described below; the right to receive distributions of cash in proportion to their ownership interests in the Gaylord Rockies joint venture; the right to receive a payment in respect of infrastructure bonds of the hotel; the right to approve specified fundamental actions including amendments to the joint venture agreement that disproportionately and adversely affect the Seller Affiliates other than RIDA Member and an agreement that would make the Seller Affiliates other than RIDA Member personally liable for joint venture debt, and the put right and tag-along rights described below.

Agreements with Affiliates. The Gaylord Rockies joint venture will pay an affiliate of Ryman an annual asset management fee equal to 1% of the gross revenues of the hotel. The Gaylord Rockies joint venture will pay an affiliate of RIDA Member a development fee equal to 1% of the development budget (excluding contingency) for certain capital expenditure projects and a capital expenditure consulting fee equal to $250,000 per year.

Restrictions on Transfers; Put Rights. The amended and restated Gaylord Rockies joint venture agreements contain provisions restricting transfers of interests in the Gaylord Rockies joint venture other than permitted transfers. Pursuant to the terms of the amended and restated joint venture agreements, certain Seller Affiliates acquired a put right to require the Company to purchase their Gaylord Rockies joint venture interests at an appraised value during an annual window period, in consideration of cash or OP Units of the Operating Partnership. Such put right may be exercised for a number of OP Units, which have economic terms that are substantially similar to shares of the Company’s common stock. Ryman anticipates the number of OP Units issuable to be less than one percent of the number of outstanding shares of its common stock. Any OP Units issued by the Operating Partnership to the Seller Affiliates will be redeemable at the option of the holders thereof for cash or shares of the Company’s common stock on a one-for-one basis, subject to certain adjustments, in accordance with the terms of the Limited Partnership Agreement.

The Seller Affiliates’ put right may also be exercised if the members of the Gaylord Rockies joint venture are required to make capital contributions to the Gaylord Rockies joint venture or are requested to guarantee certain indebtedness. The Seller Affiliates other than RIDA Member also have the right to “tag along” and sell their interests in connection with transfers by Ryman or RIDA Member that are not permitted transfers. RIDA Member also has a put right to cause Ryman to purchase its interest in the Gaylord Rockies joint venture at an appraised value for cash, which right will become exercisable at the earlier of five (5) years after the closing under the Purchase Agreement or the date that Ira Mitzner is no longer the controlling owner of the parent of RIDA Member (but the right will not be exercisable if it would cause a default under Ryman’s indebtedness or debt of the Gaylord Rockies joint venture). The Seller Affiliates other than RIDA Member have the right to “tag along” and include their interests in RIDA Member’s put right sale to Ryman on the same terms.

Tax Protection. The Company also entered into a tax protection agreement, which will generally require the Company to, among other things, indemnify the Seller Affiliates other than RIDA Member that remain invested in the Gaylord Rockies joint venture following the closing, for 50% of any income taxes incurred by them as a result of a direct or indirect sale or other disposition of the Gaylord Rockies joint venture, within seven (7) years of closing, and for 100% of any income taxes incurred by them as a result of the failure to comply with certain obligations related to nonrecourse liability allocations and debt guarantee opportunities for the purpose of protecting such parties’ tax bases.

The foregoing description of the Purchase Agreement and the transactions pursuant thereto does not purport to be and is not complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 14, 2018, and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the consummation of the Second Closing and the Company’s future consolidation of the results of operations, assets and debt of the Gaylord Rockies joint venture. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include risks and uncertainties associated with the transaction including, but not limited to, the occurrence of any event, change or other circumstance that could prevent or delay the Second Closing; the Company’s ability to utilize its existing borrowing capacity under the Company’s revolving credit facility; certain conditions to closing and the possibility that such conditions to closing may not be met; and accounting considerations. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its Quarterly Reports on Form 10-Q and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)

2.1	First Amendment to Purchase Agreement by and among the Company, RIDA Aurora, LLC, Aurora Convention Center Hotel Partners, LLC, and AREG Aurora CCH, LLC, dated December 31, 2018.

10.1	First Amended and Restated Agreement of Limited Partnership of RHP Hotel Properties, LP, dated December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: January 7, 2019	By:	/s/ Scott Lynn
	Name:	Scott Lynn
	Title:	Executive Vice President, General Counsel and Secretary